UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K


                                 Current Report
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

       Date of Report: (Date of earliest event reported) February 13, 1997


                             U. S. ELECTRICAR, INC.
                             ----------------------
              (exact name of registrant as specified in its charter
              -----------------------------------------------------


California                          0-25184                    95-3056150
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(State or other jurisdiction      (Commission               (IRS Employer
 of incorporation)                file number)              Identification No.)


5 Thomas Mellon Circle, San Francisco, CA                         94134
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 (Address of principal executive offices)                       (Zip code)


Registrant's telephone number, including area code:             415-656-2400



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Item 9. Sales of Equity Securities pursuant to Regulation S


         On February 13, 1997, U. S. Electricar, Inc. (the "Company" ) and Fontal International Ltd., Geneva, Switzerland ("Fontal"), executed a Loan Agreement whereby Fontal extended a loan to the Company in a principal sum of One Hundred Forty Thousand Dollars ($140,000) ( the "Fontal Loan" ). The Fontal Loan was evidenced by a Promissory Note (the "Fontal Note" ) which provides for a term of six months, an interest rate of ten percent (10%) per annum, and the right to convert at any time, in one or more installments, into shares of the Company's common stock at the conversion rate described below.

         On February 21, 1997, the Company and ITOCHU Corporation, a corporation organized under the laws of Japan, executed a Supplemental Loan Agreement whereby ITOCHU extended a loan to the Company in a principal sum of Four Hundred Thousand Dollars ($400,000)(the "ITOCHU Loan"). The ITOCHU Loan was evidenced by a secured Promissory Note ( the "ITOCHU Note") which provides for a term of one year, an interest rate of ten percent (10%), a right to convert at any time, and in one or more installments, into shares of the company's common stock at the conversion rate described below, and anti-dilution protection.

         The Fontal Note and the ITOCHU Note and any shares issued upon conversion thereof have not been registered under the Securities Act of 1933 in reliance upon Regulation S promulgated thereunder.

         The number of shares to be issued pursuant to any election to convert any or all of the Fontal Loan amount and the ITOCHU Loan amount shall equal the quotient obtained by dividing (x) the amount of the loan to be converted, by (y) the Conversion Price of $0.30 per share. The total number of shares issuable pursuant to such conversion of the two Notes is therefore 1,800,000 shares.



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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        U.S. ELECTRICAR, INC.

                                        (Registrant)



 Date:  February  26, 1997
                                        By:     /s/ Roy Y. Kusumoto
                                           -------------------------------------
                                                    Roy Y. Kusumoto
                                           President and Chief Executive Officer



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